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                                                                      Exhibit 21


                            NABORS INDUSTRIES, INC.
               List of Subsidiaries and Certain Other Affiliates



Subsidiary or Affiliate                                             Jurisdiction of Incorporation
-----------------------                                             -----------------------------
Activo Rental, Inc.                                                 Delaware
Andean Rental, Inc.                                                 Delaware
ARRH, Inc.                                                          Delaware
Beaufort Marine J.V. (50%)                                          Alaska
Canrig Drilling Technology Ltd.                                     Alberta
Canrig Drilling Technology Ltd.                                     Delaware
Crest Service Company                                               Delaware
Delta Drilling Company                                              Texas
Hemisphere Oil Services, Inc.                                       Delaware
Intrafield Oil Services Limited                                     Barbados
Kodiak Oilfield Haulers, Inc.                                       Alaska
Loffland Brothers Company of Canada                                 Delaware
Loffland Brothers de Venezuela, C.A.                                Venezuela
Loffland Brothers North Sea, Inc.                                   Nevada
Maple Leaf Financial Services, Inc.                                 Delaware
Nabors Acquisition Corp. III                                        Delaware
Nabors Alaska Drilling, Inc.                                        Alaska
Nabors Alaska Services Corp.                                        Delaware
Nabors Corporate Services, Inc.                                     Delaware
Nabors Drilling & Energy Services UK Limited                        United Kingdom
Nabors Drilling International Limited                               Delaware
Nabors Drilling International Limited                               Bermuda
Nabors Drilling Limited                                             Canada
Nabors Drilling USA, Inc.                                           Delaware
Nabors Equipment, Inc.                                              Delaware
Nabors Eurasia, Inc.                                                Delaware
Nabors Europe Limited                                               United Kingdom
Nabors Gull Corp.                                                   Delaware
Nabors Incorporated Ecuador                                         Ecuador
Nabors International, Inc.                                          Delaware
Nabors Kazakhstan Company                                           Kazakhstan
Nabors Oilfield Equipment, Inc.                                     Delaware
Nabors Russia, Inc.                                                 Delaware
Nabors Shipping Company                                             Delaware
Nabors Yemen, Ltd.                                                  Delaware
Nabors Yemen Transportation Services, Ltd.                          Delaware
Nadrico Saudi Limited (45%)                                         Saudi Arabia
Peak Oilfield Services Company (50%)                                Alaska
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
Subsidiary or Affiliate                                             Jurisdiction of Incorporation
-----------------------                                             -----------------------------
Peak-Ploss Industries (49 1/2%)                                     Texas
Red Deer Financial Services LLC                                     Delaware
SOL Insurance Limited                                               Bermuda
Solefin, Inc.                                                       Nevada
Sovereign Oilfield, Inc.                                            Delaware
Sovereign Supply Company                                            Delaware
Sundowner Caspian Sea (50%)                                         Bermuda
Sundowner Offshore Australia (50%)                                  Australia
Sundowner Offshore Services, Inc.                                   Nevada
Sundowner Trinidad, Inc.                                            Delaware
Sunset P&A Services                                                 Nevada
Thistle Well Services Limited                                       United Kingdom
West Range Leasing, Inc.                                            Delaware
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